    As filed with the Securities and Exchange Commission on December 8, 1997
                                     Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 ______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 ______________

                 CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                                   52-1616016
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                  Identification Number)

    533 South Fremont Avenue                            90071-1798
    Los Angeles, California                             (Zip Code)
(Address of Principal Executive Offices)

 CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC. 1997 EMPLOYEE STOCK OPTION PLAN CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN

                           (Full Title of the Plans)
                           __________________________

                            Walter V. Stafford, Esq.
         Senior Executive Vice President, General Counsel and Secretary
                 CB Commercial Real Estate Services Group, Inc.
                            533 South Fremont Avenue
                       Los Angeles, California 90017-1798
                                 (213) 613-3588
                 (Name, Address and Telephone Number, including
                        area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

    Title of            Amount         Proposed Maximum         Proposed           Amount of
 Securities to          to be           Offering Price      Maximum Aggregate    Registration
 be Registered        Registered         Per Share(1)        Offering Price         Fee(2)
----------------   ----------------   -------------------   -----------------   ---------------

Common Stock       1,000,000 shares          $33.63            $33,625,000        $9,919.23

________________________________________________________________________________
(1) The offering price per share is calculated on the average high and low prices reported in the consolidated reporting system for the New York Stock Exchange on December 1, 1997.
(2)    The registration fee has been calculated pursuant to Rule 457(h)(1).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*
------    ----------------

Item 2.   Registrant Information and Employee Plan Annual Information.*
------    -----------------------------------------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
------    ---------------------------------------

          The following documents, filed with the Securities and Exchange Commission (the "Commission") by the Registrant, are hereby incorporated by reference in this Registration Statement:

          1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

          2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

          3. The Registrant's Current Reports on Form 8-K dated January 30, 1997, August 5, 1997, September 2, 1997 and November 3, 1997.

          4. The information with regard to the Registrant's Common Stock contained in the Form 8-A filed with the Commission, File No. 0-18525, pursuant to section 12 of the Securities and Exchange Act of 1934, including any subsequent amendments or reports filed for the purpose of updating such information.


          All documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
------    -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
------    --------------------------------------

          Not applicable.

Item 6.   Indemnification of Officers and Directors.
------    -----------------------------------------

          Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify its directors, officers, employees and agents under certain circumstances. Article Sixth of the Registrant's Fourth Restated Certificate of Incorporation provides that the Registrant shall indemnify, to the fullest extent permitted by applicable law as it presently exists or may be amended, all directors and officers of the Registrant. Article Fifth of the Fourth Restated Certificate of Incorporation further provides that no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it presently exists or may be amended.

          Additionally, the Registrant maintains a policy of liability insurance to insure its officers and directors against losses resulting from wrongful acts committed by them in their capacities as officers and directors of the Registrant, including liabilities arising under applicable securities laws.

Item 7.   Exemption from Registration Claimed.
------    -----------------------------------

          Not applicable.

Item 8.   Exhibits.
------    --------

          See Index to Exhibits.

Item 9.   Undertakings.
------    ------------

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints James J. Didion, John C. Haeckel, Walter V. Stafford and Ronald J. Platisha his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including Post-Effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 5th day of December, 1997.

                              CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.


                              By:     /s/ James J. Didion
                                  ------------------------------------------
                                         James J. Didion
                                         Chairman of the Board and Chief
                                         Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated:

Signature                                Title                  Date
---------                                -----                  ----

    /s/ James J. Didion         Chairman of the Board,
-------------------------       Chief Executive Officer
        James J. Didion               and Director         December 5, 1997



   /s/ John C. Haeckel          Senior Executive Vice
-------------------------       President and Chief
       John C. Haeckel          Financial Officer          December 5, 1997


   /s/ Ronald J. Platisha       Executive Vice President
--------------------------      and Principal Accounting
       Ronald J. Platisha       Officer                    December 5, 1997


   /s/ Stanton D. Anderson
-----------------------------
       Stanton D. Anderson             Director            December 5, 1997


   /s/ Gary J. Beban
-----------------------------
       Gary J. Beban                   Director            December 5, 1997


   /s/ Richard C. Blum
-----------------------------
       Richard C. Blum                 Director            December 5, 1997


   /s/ Richard C. Clotfelter
------------------------------
       Richard C. Clotfelter           Director            December 5, 1997


   /s/ Daniel A. D'Aniello
------------------------------
       Daniel A. D'Aniello             Director            December 5, 1997


   /s/ Bradford M. Freeman
------------------------------
       Bradford M. Freeman             Director            December 5, 1997


------------------------------
       Hiroaki Hoshino                 Director            December __, 1997


   /s/ George J. Kallis
------------------------------
       George J. Kallis                Director            December 5, 1997


   /s/ Ricardo Koenigsberger
 -----------------------------
       Ricardo Koenigsberger           Director            December 5, 1997


   /s/ Takayuki Kohri
------------------------------
       Takayuki Kohri                  Director            December 5, 1997


   /s/ Donald M. Koll
------------------------------
       Donald M. Koll                  Director            December 5, 1997


   /s/ Paul C. Leach
------------------------------
       Paul C. Leach                   Director            December 5, 1997


   /s/ Frederic V. Malek
------------------------------
       Frederic V. Malek               Director            December 5, 1997


   /s/ Lawrence J. Melody
------------------------------
       Lawrence J. Melody              Director            December 5, 1997


   /s/ Peter V. Ueberroth
------------------------------
       Peter V. Ueberroth              Director            December 5, 1997


/s/ Ray Elizabeth Uttenhove
------------------------------
    Ray Elizabeth Uttenhove            Director            December 5, 1997


  /s/ Gary L. Wilson
------------------------------
      Gary L. Wilson                   Director            December 5, 1997


  /s/ Raymond E. Wirta
------------------------------
      Raymond E. Wirta                 Director            December 5, 1997

                 CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.

                               INDEX TO EXHIBITS


Ex. No.                           Description
-------                           -----------

4.1* Specimen form of certificate for the Registrant's Common Stock filed as
     Exhibit 4.1 to Amendment No. 2 to the Registrant's Form S-1 Registration Statement, File No. 333-12757.

4.2* The Registrant's 1997 Employee Stock Option Plan filed as Annex 5 to its definitive proxy statement and prospectus dated July 31, 1997 as part of its Registration Statement on Form S-3 Amendment No. 4, File No. 333-28731.

4.3* The Registrant's 1998 Employee Stock Purchase Plan, filed as Annex 6 to its definitive proxy statement and prospectus dated July 31, 1997 as part of its Registration Statement on Form S-3 Amendment No. 4, File No. 333-28731.

5    Opinion of Trude A. Tsujimoto, Esq.

23   Consent of Arthur Andersen LLP

24   Power of Attorney (reference is hereby made to page 5)


_______________________
* Incorporated by reference.